Exhibit 99.1
Rexford Industrial Announces First Quarter 2024 Financial Results

Los Angeles, California - April 17, 2024 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties throughout infill Southern California, today announced financial and operating results for the first quarter of 2024.

First Quarter 2024 Financial and Operational Highlights:
•Net income attributable to common stockholders of $58.6 million, or $0.27 per diluted share, as compared to $57.9 million, or $0.30 per diluted share, for the prior year quarter.
•Company share of Core FFO of $123.5 million, an increase of 20.3% as compared to the prior year quarter.
•Company share of Core FFO per diluted share of $0.58, an increase of 11.5% as compared to the prior year quarter.
•Consolidated Portfolio NOI of $163.5 million, an increase of 14.9% as compared to the prior year quarter.
•Same Property Portfolio NOI increased 5.5% and Same Property Portfolio Cash NOI increased 8.5% as compared to the prior year quarter.
•Average Same Property Portfolio occupancy of 96.8%.
•Comparable rental rates increased by 17.3% compared to prior rents on a GAAP basis and by 13.2% on a cash basis on 3.2 million rentable square feet of new and renewal leases.
•Excluding the Tireco, Inc. lease extension, comparable rental rates increased by 53.0% compared to prior rents on a GAAP basis and by 33.6% on a cash basis.
•Completed 3.2 million square feet of acquisitions totaling $1.1 billion.
•Ended the quarter with a low-leverage balance sheet measured by a net debt-to-enterprise value ratio of 20.9%.

“Rexford continues to deliver exceptional value and accretive cash flow growth generated by our entrepreneurial team and value-driven strategy,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “Looking forward, Rexford is well-positioned with extensive embedded and external growth opportunities, positioning the Company to create significant value for our stakeholders for years to come.”

Financial Results:

The Company reported net income attributable to common stockholders for the first quarter of $58.6 million, or $0.27 per diluted share, compared to $57.9 million, or $0.30 per diluted share, for the prior year quarter. Net income in the prior year quarter included $12.1 million of gains on sale of real estate for which there was no comparable amount during the first quarter of 2024.

The Company reported Core FFO for the first quarter of $123.5 million, representing a 20.3% increase compared to $102.7 million for the prior year quarter. The Company reported Core FFO of $0.58 per diluted share, representing an increase of 11.5% compared to $0.52 per diluted share for the prior year quarter.

In the first quarter, the Company’s consolidated portfolio NOI and Cash NOI increased 14.9% and 17.5%, respectively, compared to the prior year quarter.

In the first quarter, the Company’s Same Property Portfolio NOI increased 5.5% compared to the prior year quarter, driven by a 5.5% increase in Same Property Portfolio rental income and a 5.7% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 8.5% compared to the prior year quarter.

Operating Results:

First quarter 2024 leasing activity demonstrates strong tenant demand fundamentals within Rexford Industrial’s target Southern California infill markets:

	Q1-2024 Leasing Activity
			Releasing Spreads		Releasing Spreads Excluding Tireco, Inc. Lease Extension(1)
	# of Leases Executed	SF of Leasing	GAAP	Cash	GAAP	Cash
New Leases	50	830,941	41.3%	31.2%	41.3%	31.2%
Renewal Leases	64	2,398,076	14.8%	11.3%	56.8%	34.4%
Total Leases	114	3,229,017	17.3%	13.2%	53.0%	33.6%
(1)Excludes the 1.1 million square foot lease extension with Tireco, Inc. at 10545 Production Avenue. The original Tireco, Inc. lease expiration date was January 2025 and included a fixed rate renewal option. During the first quarter of 2024, the lease was extended through January 2027 at the current in-place rent and includes a 4% contractual rent increase in 2026 and two months of rent abatement. This lease extension was excluded for comparability purposes, in order to allow investors to make investment decisions based on our quarterly leasing statistics as compared to our prior periods.

As of March 31, 2024, the Company’s Same Property Portfolio occupancy was 96.4%. Average Same Property Portfolio occupancy for the first quarter was 96.8%. The Company’s consolidated portfolio, excluding value-add repositioning assets, was 96.9% occupied and 97.8% leased, and the Company’s consolidated portfolio, including value-add repositioning assets, was 92.8% occupied and 94.0% leased.

Transaction Activity:

During the first quarter of 2024, the Company completed $1.1 billion in total investments including 3.2 million square feet of buildings on 158 acres of land. In aggregate, these investments are projected to generate a weighted average unlevered initial yield of 4.8% and an unlevered stabilized yield on total investment of 5.6%.

Subsequent to the first quarter of 2024, the Company acquired:

•4422 Airport Drive, Ontario, located in the Inland Empire - West submarket, for $26.7 million or $303 per square foot. The 88,283 square foot building is 100% leased to two tenants and is generating a 5.5% initial unlevered stabilized yield. According to CBRE, the vacancy rate in the 347 million square foot IE - West submarket was 5.1% at the end of the first quarter 2024.

In addition, the Company disposed of one property subsequent to the first quarter of 2024 for a sales price of $10.0 million, which generated a 13.3% unlevered IRR on investment.

During the first quarter of 2024, the Company stabilized two repositioning projects, including two spaces totaling 38,021 square feet, representing a total investment of $12.1 million. The projects achieved a weighted average unlevered stabilized yield on total investment of 10.8%.

Balance Sheet:
The Company ended the first quarter with $337.0 million in cash on hand and $1.0 billion available under its unsecured revolving credit facility. As of March 31, 2024, the Company had $3.4 billion of outstanding debt, with an average interest rate of 3.8%, an average term-to-maturity of 4.2 years and no floating rate debt exposure. Including extension options available at the Company’s option, the Company has no significant debt maturities until 2026.

In the first quarter of 2024, the Company executed the following equity transactions:
•Completed a public offering of 17,179,318 shares of common stock to an existing long-only investor based on the West Coast, subject to forward equity sale agreements at a public offering price of $48.95 per share for a gross offering value of $840.9 million.

•Settlement of the remaining forward equity sale agreements related to its May 2023 public offering by issuing 2,253,034 shares of common stock for net proceeds of $125.7 million.
•Settlement of the outstanding forward equity sale agreements under its at-the-market equity offering program (“ATM Program”) by issuing 3,010,568 shares of common stock for net proceeds of $164.5 million.
As of April 17, 2024, the Company had approximately $837.1 million of net forward proceeds remaining for settlement.
During the first quarter of 2024, the Company did not execute on its ATM Program. As of March 31, 2024, the Company’s ATM Program had approximately $927.4 million of remaining capacity.
In March 2024, the Company issued $575.0 million principal amount of 4.375% exchangeable senior notes due in 2027 and $575.0 million principal amount of 4.125% exchangeable senior notes due in 2029. Net proceeds were approximately $1.126 billion after deducting the initial purchasers' discounts and commissions and offering expenses. The 2027 Notes will mature on March 15, 2027, and the 2029 Notes will mature on March 15, 2029.

Dividends:

On April 15, 2024, the Company’s Board of Directors authorized a dividend in the amount of $0.4175 per share for the second quarter of 2024, payable in cash on July 15, 2024, to common stockholders and common unit holders of record as of June 28, 2024.

On April 15, 2024, the Company’s Board of Directors authorized a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, payable in cash on June 28, 2024, to preferred stockholders of record as of June 14, 2024.

Guidance:

The Company is updating its full year 2024 guidance as indicated below. The Core FFO guidance refers to the Company’s in-place portfolio as of April 17, 2024, and does not include any assumptions for additional acquisitions, dispositions or related balance sheet activities that have not closed. Please refer to the Company’s supplemental information package for a complete detail of guidance and 2024 Guidance Rollforward.

2024 Outlook (1)	Q1 2024 Updated Guidance	Initial Guidance
Net Income Attributable to Common Stockholders per diluted share	$1.17 - $1.20	$1.11 - $1.14
Company share of Core FFO per diluted share	$2.31 - $2.34	$2.27 - $2.30
Same Property Portfolio NOI Growth - GAAP	4.25% - 5.25%	4.0% - 5.0%
Same Property Portfolio NOI Growth - Cash	7.0% - 8.0%	7.0% - 8.0%
Average Same Property Portfolio Occupancy (Full Year) (2)	96.5% - 97.0%	96.5% - 97.0%
General and Administrative Expenses (3)	+/- $83.0M	+/- $83.0M
Net Interest Expense	+/- $99.0M	$60.0M - $61.0M

(1)2024 Guidance represents the in-place portfolio as of April 17, 2024, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)Our 2024 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2023 through March 31, 2024 and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2023 and 2024 (unless otherwise noted).
(3)2024 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $35.5 million. Non-cash equity compensation includes restricted stock, time-based LTIP units and performance units that are tied to the Company’s overall performance and may or may not be realized based on actual results.

A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the potential impacts related to interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information and Updated Investor Presentation:

The Company’s supplemental financial reporting package as well as an updated investor presentation are available on the Company’s investor relations website at ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

A conference call with executive management will be held on Thursday, April 18, 2024, at 1:00 p.m. Eastern Time.

To participate in the live telephone conference call, please access the following dial-in numbers at least five minutes prior to the start time using Conference ID 9448082.
1 (800) 715-9871 (for domestic callers)
1 (646) 307-1963 (for international callers)

A live webcast and replay of the conference call will also be available at ir.rexfordindustrial.com.

About Rexford Industrial:

Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand with lowest-supply major market in the nation. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. Rexford Industrial’s high-quality, irreplaceable portfolio comprises 422 properties with approximately 49.2 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs and amortization of above/below-market lease intangibles) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below in the Financial Statements and Reconciliations section. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Reconciliation of Net Income to Funds From Operations and Core Funds From Operations” table which is located in the Financial Statements and Reconciliations section below. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by the Company to be part of its on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company Share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2024 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2024 Estimate
	Low	High
Net income attributable to common stockholders	$1.17	$1.20
Company share of depreciation and amortization	1.17	1.17
Company share of gains on sale of real estate(1)	(0.03)	(0.03)
Company share of Core FFO	$2.31	$2.34
(1)Reflects the sale of 2360-2364 East Sturgis Road on April 16, 2024.

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Same Property Portfolio: Our 2024 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2023 through March 31, 2024, and excludes (i) properties that were acquired or sold during the period from January 1, 2023 through March 31, 2024, and (ii) properties acquired prior to January 1, 2023 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2023 and 2024 and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods. As of March 31, 2024, our 2024 Same Property Portfolio consisted of buildings aggregating 37,109,867 rentable square feet at 296 of our properties.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.

Net Debt to Enterprise Value: As of March 31, 2024, we had consolidated indebtedness of $3.4 billion, reflecting a net debt to enterprise value of approximately 20.9%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt. Our net debt is defined as our consolidated indebtedness less cash and cash equivalents.

Contact:

investorrelations@rexfordindustrial.com

Financial Statements and Reconciliations:

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Land	$7,568,720	$6,815,622
Buildings and improvements	4,260,512	3,933,379
Tenant improvements	172,707	167,251
Furniture, fixtures, and equipment	132	132
Construction in progress	258,413	240,010
Total real estate held for investment	12,260,484	11,156,394
Accumulated depreciation	(827,576)	(782,461)
Investments in real estate, net	11,432,908	10,373,933
Cash and cash equivalents	336,960	33,444
Loan receivable, net	122,899	122,784
Rents and other receivables, net	17,896	17,494
Deferred rent receivable, net	130,694	123,325
Deferred leasing costs, net	61,017	59,351
Deferred loan costs, net	3,069	3,426
Acquired lease intangible assets, net	223,698	153,670
Acquired indefinite-lived intangible	5,156	5,156
Interest rate swap asset	16,737	9,896
Other assets	22,114	25,225
Acquisition related deposits	7,975	2,125
Total Assets	$12,381,123	$10,929,829
LIABILITIES & EQUITY
Liabilities
Notes payable	$3,349,120	$2,225,914
Accounts payable, accrued expenses and other liabilities	148,920	128,842
Dividends and distributions payable	94,356	83,733
Acquired lease intangible liabilities, net	171,687	147,561
Tenant security deposits	91,034	84,872
Tenant prepaid rents	110,727	115,002
Total Liabilities	3,965,844	2,785,924
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized:
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at March 31, 2024 and December 31, 2023 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at March 31, 2024 and December 31, 2023 ($86,250 liquidation preference)	83,233	83,233
Common Stock,$ 0.01 par value per share, 489,950,000 authorized and 217,822,056 and 212,346,450 shares outstanding at March 31, 2024 and December 31, 2023, respectively	2,178	2,123
Additional paid in capital	8,233,127	7,940,781
Cumulative distributions in excess of earnings	(370,720)	(338,835)
Accumulated other comprehensive loss	13,922	7,172
Total stockholders’ equity	8,034,183	7,766,917
Noncontrolling interests	381,096	376,988
Total Equity	8,415,279	8,143,905
Total Liabilities and Equity	$12,381,123	$10,929,829

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
REVENUES
Rental income	$210,990	$185,164
Management and leasing services	132	190
Interest income	2,974	882
TOTAL REVENUES	214,096	186,236
OPERATING EXPENSES
Property expenses	47,482	42,825
General and administrative	19,980	18,197
Depreciation and amortization	66,278	59,429
TOTAL OPERATING EXPENSES	133,740	120,451
OTHER EXPENSES
Other expenses	1,408	647
Interest expense	14,671	13,701
TOTAL EXPENSES	149,819	134,799
Gains on sale of real estate	—	12,133
NET INCOME	64,277	63,570
Less: net income attributable to noncontrolling interests	(2,906)	(3,064)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	61,371	60,506
Less: preferred stock dividends	(2,314)	(2,314)
Less: earnings attributable to participating securities	(418)	(320)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$58,639	$57,872
Net income attributable to common stockholders per share – basic	$0.27	$0.30
Net income attributable to common stockholders per share – diluted	$0.27	$0.30
Weighted-average shares of common stock outstanding – basic	214,402	195,367
Weighted-average shares of common stock outstanding – diluted	214,438	195,779

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:
	March 31,
	2024	2023	Change (basis points)
Quarterly Weighted Average Occupancy:(1)
Los Angeles County	96.9%	97.5%	(60) bps
Orange County	99.6%	98.8%	80 bps
Riverside / San Bernardino County	94.8%	93.4%	140 bps
San Diego County	98.4%	98.9%	(50) bps
Ventura County	96.4%	99.6%	(320) bps
Same Property Portfolio Weighted Average Occupancy	96.8%	97.0%	(20) bps

Ending Occupancy:	96.4%	97.0%	(60) bps
(1)Calculated by averaging the occupancy rate at the end of each month in 1Q-2024 and December 2023 (for 1Q-2024) and the end of each month in 1Q-2023 and December 2022 (for 1Q-2023).

Same Property Portfolio NOI and Cash NOI:
	Three Months Ended March 31,
	2024	2023	$ Change	% Change
Rental income	$171,557	$162,571	$8,986	5.5%
Property expenses	38,928	36,840	2,088	5.7%
Same Property Portfolio NOI	$132,629	$125,731	$6,898	5.5%
Straight line rental revenue adjustment	(4,753)	(6,924)	2,171	(31.4)%
Above/(below) market lease revenue adjustments	(5,642)	(6,196)	554	(8.9)%
Same Property Portfolio Cash NOI	$122,234	$112,611	$9,623	8.5%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Cash NOI, Same Property Portfolio NOI and
Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended March 31,
	2024	2023
Net income	$64,277	$63,570
General and administrative	19,980	18,197
Depreciation and amortization	66,278	59,429
Other expenses	1,408	647
Interest expense	14,671	13,701
Management and leasing services	(132)	(190)
Interest income	(2,974)	(882)
Gains on sale of real estate	—	(12,133)
Net operating income (NOI)	$163,508	$142,339
Straight line rental revenue adjustment	(7,368)	(7,628)
Above/(below) market lease revenue adjustments(1)	(7,591)	(8,290)
Cash NOI	$148,549	$126,421

NOI	$163,508	$142,339
Non-Same Property Portfolio rental income	(39,433)	(22,593)
Non-Same Property Portfolio property expenses	8,554	5,985
Same Property Portfolio NOI	$132,629	$125,731
Straight line rental revenue adjustment	(4,753)	(6,924)
Above/(below) market lease revenue adjustments	(5,642)	(6,196)
Same Property Portfolio Cash NOI	$122,234	$112,611

(1)Above/(below) market lease revenue adjustments include the write-off of $1,318 for the three months March 31, 2023, that is attributable to a below-market fixed rate renewal option that was not exercised due to the termination of the lease at the end of the initial lease term. There was no comparable write-off amount for the three months March 31, 2024.

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Net income	$64,277	$63,570
Adjustments:
Depreciation and amortization	66,278	59,429
Gains on sale of real estate	—	(12,133)
Funds From Operations (FFO)	$130,555	$110,866
Less: preferred stock dividends	(2,314)	(2,314)
Less: FFO attributable to noncontrolling interests(1)	(5,188)	(4,833)
Less: FFO attributable to participating securities(2)	(570)	(427)
Company share of FFO	$122,483	$103,292

Company Share of FFO per common share – basic	$0.57	$0.53
Company Share of FFO per common share – diluted	$0.57	$0.53

FFO	$130,555	$110,866
Adjustments:
Acquisition expenses	50	73
Impairment of right-of-use asset	—	188
Amortization of loss on termination of interest rate swaps	59	59
Non-capitalizable demolition costs	998	340
Write-offs of below-market lease intangibles related to unexercised renewal options(3)	—	(1,318)
Core FFO	$131,662	$110,208
Less: preferred stock dividends	(2,314)	(2,314)
Less: Core FFO attributable to noncontrolling interest(1)	(5,226)	(4,809)
Less: Core FFO attributable to participating securities(2)	(575)	(425)
Company share of Core FFO	$123,547	$102,660

Company share of Core FFO per common share – basic	$0.58	$0.53
Company share of Core FFO per common share – diluted	$0.58	$0.52

Weighted-average shares of common stock outstanding – basic	214,402	195,367
Weighted-average shares of common stock outstanding – diluted	214,438	195,779
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, 2 & 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(3)Reflects the write-off of the portion of a below-market lease intangible attributable to a below-market fixed rate renewal option that was not exercised due to the termination of the lease at the end of the initial lease term.